UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 29, 2019
Cintas Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6800 Cintas Boulevard, P.O. Box 625737,
Cincinnati,	Ohio	45262-5737
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (513) 459-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, no par value	CTAS	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 193 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of shareholders at the Annual Meeting held on October 29, 2019:

Item No. 1:    The shareholders elected the persons listed below as directors of the Corporation. The voting results were as follows:

Name	Shares For	Shares Against	Abstentions	Broker Non-Votes
Gerald S. Adolph	90,056,851	1,657,291	37,292	5,151,624
John F. Barrett	91,055,194	659,102	37,138	5,151,624
Melanie W. Barstad	90,824,318	889,023	38,093	5,151,624
Karen L. Carnahan	91,090,330	619,322	41,782	5,151,624
Robert E. Coletti	91,097,183	473,741	180,510	5,151,624
Scott D. Farmer	87,957,266	3,466,771	327,397	5,151,624
James J. Johnson	91,027,324	686,875	37,235	5,151,624
Joseph Scaminace	90,146,282	1,567,631	37,521	5,151,624
Ronald W. Tysoe	90,206,461	1,507,434	37,539	5,151,624

Item No. 2:    The shareholders approved an advisory resolution on named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
89,248,406	2,450,266	52,762	5,151,624

Item No. 3:    The shareholders approved the ratification of the selection of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for fiscal 2020. The voting results were as follows:

For	Against	Abstain
93,096,300	3,714,681	92,077

Item No. 4:    The shareholders opposed the shareholder proposal requesting the Company provide an annual report on political contributions. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
29,534,524	62,035,765	181,145	5,151,624

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

Date:	November 1, 2019	By:	/s/ J. Michael Hansen
J. Michael Hansen
Executive Vice President and Chief Financial Officer